                                   UNITED STATES
                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549

                                     FORM 8-K/A
                                   CURRENT REPORT



Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934.



Date of Report (Date of earliest event reported):      April 10, 1997
                                                  -----------------------

                               HICKORY TECH CORPORATION
--------------------------------------------------------------------------------
                (Exact name of registrant as specified in its charter)



            Minnesota                  0-13721                  41-1524393
--------------------------------------------------------------------------------
 (State or other jurisdiction        (Commission                 (IRS Employer
        of incorporation)            File Number)            Identification No.)




221 East Hickory Street, P.O. Box 3248, Mankato, MN                   56002-3248
--------------------------------------------------------------------------------
(Address of principal executive offices)                              (Zip code)



Registrant's telephone number including area code            (800) 326-5789
                                                  ------------------------------

The purpose for this amendment is to further depict and clarify the disclosures associated with the Registrant's acquisition of telephone exchanges on April 10, 1997. In particular, the Pro Forma Statement of Income for the Year Ended December 31, 1996 and Pro Forma Consolidated Balance Sheet as of December 31, 1996 have been expanded from three columns to four columns to depict the adjustments required to reflect the combined activity. Further discussion is also included on the data used by management to evaluate the decision to purchase the telephone exchanges.


ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

On April 10, 1997, the Registrant, under terms of a purchase agreement originally dated June 15, 1995 and subsequently amended, acquired the assets of 11 rural telephone exchanges in the State of Iowa from US West Communications, Inc., a Colorado corporation ("US West") for $35,271,000. The 11 exchanges contain approximately 12,500 telephone access lines located in and around the Iowa communities of Akron, Bancroft, Boyden, Doon, Hawarden, Hull, Ireton, Lakota, Rock Rapids, Rock Valley, and Sibley. The acquisition was accounted for as a purchase and approximately $22,322,000 of cost in excess of net assets acquired was recorded.

The Registrant funded the acquisition by the issuance of long-term debt instruments to seven institutional investors (insurance companies) in a private placement. The long-term debt consists of Senior Unsecured Notes of $40 million with final maturity in 15 years. The interest rate is fixed at 7.11%.

Pro forma financial statements are being filed herewith pursuant to Rule 11-01(a)(5) of Regulation S-X.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.


(b)  Pro forma financial information

     The following pro forma financial information is attached:

          (i) Pro forma statement of income and explanatory notes (not audited) which show the pro forma effect on the historical results of operations of the Registrant for the calendar year 1996, as if the acquisition of the assets of the rural telephone exchanges occurred at the beginning of the Registrant's fiscal year 1996 (January 1, 1996).
         (ii) Pro forma balance sheet and explanatory notes (not audited) which show the effect on the Registrant of the acquisition of the assets of the rural telephone exchanges as of December 31, 1996, as if the acquisition occurred on December 31, 1996.

(c)  Exhibits

     None.

                                     SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date:      December 9, 1998
      --------------------------


                              HICKORY TECH CORPORATION


                              By  /s/ Robert D. Alton, Jr.
                                  ---------------------------------------------
                                  Robert D. Alton, Jr., Chief Executive Officer




                              By  /s/ David A. Christensen
                                  --------------------------------------
                                  David A. Christensen, Chief Financial Officer

                            PRO FORMA STATEMENT OF INCOME
                         FOR THE YEAR ENDED DECEMBER 31, 1996
                                    (NOT AUDITED)
                   (Dollars in Thousands, except Per Share Amounts)


                                            Acquired
                            Hickory          US West                       Pro
                             Tech           Telephone       Pro Forma     Forma
                             Corp           Exchanges      Adjustments   Combined
                           --------         ---------      -----------   --------
Operating Revenues          $66,562            $8,279       $   -         $74,841

Costs and Expenses           49,789             4,558          629 (a)     54,976
                            -------            ------       ------        -------

Operating Income             16,773             3,721         (629)        19,865

Other Income & Expense          512                 -       (2,606)(b)     (2,094)
                            -------            ------       ------        -------

Inc. Before Income Taxes     17,285             3,721       (3,235)        17,771

Income Taxes                  6,866             1,544       (1,342)(c)      7,068
                            -------            ------       ------        -------

Net Income                  $10,419            $2,177      $(1,893)       $10,703
                            -------            ------       ------        -------
                            -------            ------       ------        -------

Earnings Per Share            $2.09                                (d)      $2.15
                              -----                                         -----
                              -----                                         -----



     NOTES TO PRO FORMA STATEMENT OF INCOME (NOT AUDITED)

     The presented pro forma statement of income for the year ended December 31, 1996 consists of the historical statement of income of the Registrant plus the estimated statement of income from the assets purchased from US West on April 10, 1997 as if they were acquired on January 1, 1996. The assumptions used to develop these estimates are set forth below.

     OPERATING REVENUES AND EXPENSES ASSUMPTIONS

     The pro forma revenues for the newly acquired rural telephone exchanges were estimated based on the number of telephone access lines served by the assets and an estimate of the minutes of use those lines would generate. The resulting usage estimates were then multiplied by the rate elements applied for by the Registrant. The pro forma operating expenses of the newly acquired rural telephone exchanges were developed by estimating the necessary staffing requirements to support their unique service and geographic territories. In addition, operating expenses were estimated based upon the Registrant's experience as a local telephone service provider in similar geographic areas and its experience in completing previous rural telephone exchange acquisitions.

     To prepare a financial cashflow for an entity having no separate

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     financial statement (i.e. the eleven telephone exchanges from US West were never accounted for separately), the Registrant used the following fundamental statistics:

          Telephone Access Lines in 1994                         12,200
          Access Line growth rate                                  1.45%
          Access Minutes of Use                              62,363,000
          Minute of Use growth rate                               8.315%
          Telephone Net Plant Balance (1994)                $13,688,000
          Accumulated Depreciation Proportion                     40.38%
          Real Estate Taxes Paid                               $886,000

          (The above statistics are summarized. There were eleven to thirty three sets of factors (i.e. for each exchange, for each jurisdiction, etc.)

     In addition to these assumptions, which were unique to the US West exchanges, the Registrant used their industry knowledge of matters, which tend to be common to many Local Exchange Carriers of this size. Such common assumptions include:

          Operating Revenues per Access Line of approximately      $700
          Operating Expenses per Access Line of approximately      $300
          Routine Capital Expenditures per Access Line of approx.   $75

(a)  DEPRECIATION AND AMORTIZATION ASSUMPTIONS

     The pro forma property and equipment depreciation was computed using the straight-line method at rates based on estimated service lives of the assets as follows:

     Assets                                                   Service Lives
     Buildings                                                30 - 40 years
     Telephone Plant and Equipment                             5 - 40 years

     The pro forma cost in excess of the fair value of the net assets acquired and cost associated with the acquisition were amortized over 40 years. Depreciation and amortization expenses are included in the Costs and Expenses.

(b)  INTEREST EXPENSE ASSUMPTIONS

     The Registrant borrowed $40 million to complete the purchase of the rural telephone exchanges from US West on April 10, 1997. In the pro forma, interest expense, as if the acquisition occurred on January 1, 1996, is included in Other Income & Expense at a rate of 7.11%. The purchase price to US West was $35,271,000.

(c)  INCOME TAX

     A combined federal and state income tax rate of 41.5% was utilized for the newly acquired assets.


(d) EARNINGS PER SHARE

    Earnings per share were calculated based on 4,980,006 average shares outstanding for the year ended December 31, 1996.


The pro forma statement of income is not necessarily indicative of the results of operations as if acquisition occurred at the beginning of the period presented, nor is it necessarily indicative of the results of future operations.

The pro forma statement of income and the notes should be read in conjunction with the Registrant's consolidated financial statements and related notes for the year ended December 31, 1996 incorporated in the Form 10-K filing dated March 27, 1997.

                        PRO FORMA CONSOLIDATED BALANCE SHEET
                              AS OF DECEMBER 31, 1996
                                   (NOT AUDITED)
                               (Dollars in Thousands)



                                                               Acquired
                                                                US West
                                                  Hickory      Telephone       Pro Forma     Pro Forma
                                                 Tech Corp     Exchanges      Adjustments    Combined
                                                 ---------     ---------      -----------    ----------
ASSETS
------
Current Assets                                    $17,967        $ -           $ 4,729       $ 22,696
Investments                                         2,980                                        2,980
Net Property & Equip.                              40,873         12,949                        53,822
Intangible and Other Assets                         9,443          -             22,322         31,765
                                                  -------      ---------        ---------      -------

 Total Assets                                     $71,263        $12,949        $27,051       $111,263
                                                  -------      ---------        ---------     --------
                                                  -------      ---------        ---------     --------

LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------
Current Liabilities                               $11,688        $  -          $   -          $ 11,688
Long-Term Debt                                        877                        40,000         40,877
Other Liabilities                                   6,071                                        6,071
Shareholders' Equity                               52,627         12,949        (12,949)        52,627
                                                  -------      ---------        ---------     --------

 Total Liabilities and Shareholders' Equity       $71,263        $12,949       $ 27,051       $111,263
                                                  -------      ---------       --------       --------
                                                  -------      ---------       --------       --------


     NOTES TO PRO FORMA BALANCE SHEET (NOT AUDITED)

     The presented pro forma balance sheet as of December 31, 1996 consists of the historical balance sheet of the Registrant plus the assets purchased from US West on April 10, 1997 as if they were purchased on December 31, 1996. The acquisition was accounted for under the purchase method of accounting.

     The $40 million long-term debt proceeds from the institutional investors was utilized for the acquisition. The Registrant's transaction with US West was summarized as cash paid of $35,271,000 for net property, plant and equipment valued at $12,949,000 and costs in excess of net assets of $22,322,000. The remaining cash from the long-term debt proceeds of $4,729,000 will be utilized for ongoing capital expenditures for the newly acquired rural telephone exchanges as well as the Registrant's existing telephone exchanges.

     The pro forma balance sheet is not necessarily indicative of the financial position as if acquisition occurred on December 31, 1996 as presented, nor is it necessarily indicative of the financial position in the future.

     The pro forma balance sheet and the notes should be read in conjunction with the Registrant's consolidated financial statements and related notes for the year ended December 31, 1996 incorporated in the Form 10-K filing dated March 27, 1997.